UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 6, 2010

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(480) 515-8100

(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On April 6, 2010, we announced in a press release our intention to offer, subject to market and other conditions, $200 million aggregate principal amount of senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of this press release is attached as Exhibit 99.1.
     On April 6, 2010, we also announced in a press release the commencement of cash tender offers to purchase (i) all of the $130 million outstanding principal amount of our 7% Senior Unsecured Notes due 2014 and (ii) up to $65 million outstanding principal amount of our 6.25% Senior Unsecured Notes due 2015. A copy of this press release is attached as Exhibit 99.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated April 6, 2010, announcing private offering of senior unsecured notes

99.2	Press Release dated April 6, 2010, announcing commencement of cash tender offers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 6, 2010

MERITAGE HOMES CORPORATION
/s/ Larry W. Seay
By: Larry W. Seay
Executive Vice President and Chief Financial Officer

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